SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                       F O R M   8-K

                      CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934



            Date of Report (Date of earliest event
                            reported): September 2, 1994


             THE DUN & BRADSTREET CORPORATION
              (Exact Name of Registrant as
                Specified in its Charter)



   Delaware                        1-7155      13-2740040
(State or other Jurisdiction (Commission File  (I.R.S.
    of Incorporation               Number      Employer
                                             Identification
                                                No.)




      200 Nyala Farms, Westport, Connecticut      06880
  (Address of Principal Executive Offices)      (Zip Code)



Registrant's telephone number, including area code:  (203)
222-4200

Item 5.  Other Events


     The Registrant has previously reported, most recently in Note 6, Litigation, of the Notes to Consolidated
Financial Statements in its Quarterly Report in Form 10-Q for the quarter ended June 30, 1994, the existence of aconsolidated class action (the "Towers Class Action") by certain persons who bought promissory notes issued by TowersFinancial Corporation ("Towers") against American Credit Indemnity ("ACI"), a company of which the Registrant owns 95 percent of the outstanding common stock, and other defendants in the United States District Court for the Southern District of New York. With respect to ACI, the
Towers Class Action alleges negligent misrepresentation, negligence and fraud under common law and violations of
Section 10(b) (and Rule 10b-5 thereunder) under the
Securities Exchange Act of 1934 in connection with insurance policies issued by ACI to Towers with respect to accounts receivable securing or backing the Notes.

     On September 2, 1994, ACI and counsel for the plaintiffs entered into an agreement to settle all claims that were or could have been asserted against ACI in the Towers Class Action for $1.25 million. The proposed settlement is subject to United States District Court approval.

     The amount of the proposed settlement will not materially affect the Registrant's 1994 earnings.






                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



              THE DUN & BRADSTREET CORPORATION
              (Registrant)



                               By: ____________________
Date: September 16 , 1994           Earl H. Doppelt
                                    Senior Vice President &
                                     General Counsel